Exhibit 99.1

22C Capital I, L.P.

By:	22C Capital GP I, L.L.C., its general partner
By:	22C Capital GP I MM LLC, its managing member
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Member	Date: 07/02/2021

22C DiscoverOrg Advisors, LLC

By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Managing Member	Date: 07/02/2021

22C DiscoverOrg Investors, LLC

By:	22C DiscoverOrg MM, LLC, its managing member
By:	22C DiscoverOrg Advisors, LLC, its managing member
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Managing Member	Date: 07/02/2021

22C Magellan Holdings LLC

By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Officer with Title of Authorized Signatory	Date: 07/02/2021

22C Capital GP I MM LLC

By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Member	Date: 07/02/2021

22C Capital GP I, L.L.C.

By:	22C Capital GP I MM LLC, its managing member
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Member	Date: 07/02/2021

22C DiscoverOrg MM, LLC

By:	22C DiscoverOrg Advisors, LLC, its managing member
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Managing Member	Date: 07/02/2021

22C Capital I-A, L.P

By:	22C Capital GP I, L.L.C., its general partner
By:	22C Capital GP I MM LLC, its managing member
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Managing Member	Date: 07/02/2021